United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 26, 2018

BLUE EAGLE LITHIUM Inc.

(Exact name of registrant as specified in its chapter)

Nevada	000-55588	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2831 St. Rose Parkway, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 889 - 3369

Wishbone Pet Products Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Blue Eagle Lithium Inc.	Page 2

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 12, 2018, the company effectively changed its name from “Wishbone Pet Products Inc.” to “Blue Eagle Lithium Inc.” by a majority vote of the shareholders.

The name change was approved on May 10, 2018 by shareholders of the company owning approximately 53.3% of the outstanding voting shares of common stock.

Also, effective July 12, 2018 the company amended its articles to provide that as of 12:00 a.m EST July 26, 2018, each share of common stock outstanding shall be automatically, and with no further action by the holder of such shares, split into twenty (20) shares of common stock. The foregoing description is qualified in its entirety by reference to the full text of the Exhibit A to Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

As a result of the name change and stock split, the company’s’ trading symbol will change to WSBPD effective on the opening of market on July 26, 2018. After the next twenty (20) business days the symbol will be BEAG.

A copy of the company’s file-stamped Certificate of Amendment is attached to this report as an exhibit. See Exhibit 3.3 – Certificate of Amendment for more details.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.3	Certificate of Amendment filed with the Nevada Secretary of State on July 12, 2017 and made effective July 12, 2018.	Included

Form 8-K	Blue Eagle Lithium Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Eagle Lithium Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

BLUE EAGLE LITHIUM Inc.

Dated: July 26, 2018	By:	/s/ Rami Tabet
Rami Tabet–CEO